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                             Arthur Andersen LLP


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated August 24, 1998 included in Colorado MEDtech, Inc.'s Form 10-K as of June 30, 1998 and 1997 and for each of the three years in the period ended June 30, 1998 and to all references to our Firm included in this registration statement.


                                       /s/ Arthur Andersen LLP


Denver, Colorado,
  September 29, 1998